Exhibit 10.1


                         AGREEMENT OF PURCHASE AND SALE


        THIS AGREEMENT is made as of the 25th day of May, 2006, by and between MAD DOG GUEST RANCH LLC, a Nebraska limited liability company ("Seller"), and Nelnet, Inc., a Nebraska corporation ("Purchaser").

                                    RECITALS

        WHEREAS, Seller is the owner of the Property, as hereinafter defined;

        WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property, upon and subject to the terms and conditions of this Agreement;

        NOW, THEREFORE, in consideration of the undertakings and obligations of the parties as set forth herein,, the receipt and sufficiency of which, if and when delivered and performed, are hereby acknowledged, the parties hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS

        For purposes of this Agreement, the following capitalized terms shall have the meanings set forth in this Section 1:

        ADDITIONAL PROPERTY. All of Seller's right, title and interest as of the Closing in and to the Leases, as hereinafter defined; the Seller's Contracts, as hereinafter defined, the trade name "Lincoln Square"; the domain name "LincolnSquareBuilding.com"; the web page maintained by Seller under the domain name; to the extent transferable, all licenses, permits and third party guarantees or warranties that are held for use by Seller in connection with its operation of the Property; and any claims against third parties to the extent the same arise or relate to periods of time that occur on or after the Closing Date in connection with the Property.

        CLOSING. The consummation of the transactions described herein as more fully described in Section 5 below.

        CLOSING DATE. November 15, 2006, unless extended by written agreement of the parties; or, if sooner, and at Seller's option, at any time following the expiration of the Due Diligence Period upon Seller giving written notice to Purchaser of such Closing Date at least fifteen (15) days in advance thereof.

        DUE DILIGENCE EXPIRATION DATE. Sixty (60) days after execution of this Agreement.

        DUE DILIGENCE PERIOD. The period commencing on the date hereof and continuing until the Due Diligence Expiration Date.

        EARNEST MONEY.  Defined in subsection 3.1(a) below.

        IMPROVEMENTS. The buildings and other permanent improvements situated on the Land.

        LAND. The parcels of Real Estate, as defined in Neb. Rev. Stat. ss.76-201 (R.R.S. 2003) and legally described in Exhibit A attached hereto.

        LEASES. The leases with respect to the Property listed on the attached Exhibit B.

        LOAN AND FIRST MORTGAGE. The fixed rate note dated October 28, 2005 by and between Seller and Artesia Mortgage Capitol Corporation and all documents, instruments, certificates and agreements made or entered into by Seller in connection therewith, including, without limitation, the deed of trust, assignment of leases, limited recourse guaranties environmental indemnification, reserve agreement, assignment of management agreement, borrower affidavits, auto bank authorization and closing certificate.

        PERSONAL PROPERTY. All items listed on attached Exhibit C, and all equipment, fixtures, systems, tools and supplies of a like kind or character that are owned by Seller and located on the Real Property as of the Closing Date; the balance at Closing, if any, of the Loan Reserves referenced in Section
7.8 below; all prepaid expenses which relate to the Property to the extent the same were paid in the usual and normal course of Seller's operation of the Property and all blueprints, plans, specifications, books, records, studies, reports and drawings owned by Seller insofar as the same relate exclusively to the Property, but specifically excluding the items listed on attached Exhibit D.

        PROPERTY. The Real Property, the Personal Property and the Additional Property.

        PURCHASE PRICE. Eight Million Three Hundred Thousand Dollars ($8,300,000.00).

        REAL PROPERTY. The Land and the Improvements, and all tenements, hereditaments, appurtenances, rights of way and easements associated therewith, attached thereto or thereunto belonging.

        SALE DOCUMENTS. All documents, instruments and other papers to be executed by Seller in connection herewith.

        SELLER'S CONTRACTS. Each of the contracts or agreements listed on Exhibit E.

        TITLE COMPANY. Union Title Company, or a substitute title company mutually acceptable to Purchaser and Seller.

                                    SECTION 2

                         AGREEMENT TO PURCHASE AND SELL

        2.1 AGREEMENT TO PURCHASE AND SELL. Seller agrees to sell, assign, transfer and convey to Purchaser, and Purchaser agrees to purchase and acquire from Seller, at and as of the Closing, the Property, in each case upon and subject to the terms and conditions of this Agreement.

                                    SECTION 3

                            PAYMENT OF PURCHASE PRICE

        3.1 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable in the following manner:

               (a) EARNEST MONEY. Within two (2) business days after the execution of this Agreement by Seller and Purchaser, and its delivery to Purchaser, Purchaser shall deposit with the "Escrow Agent" as defined in the Escrow Agreement, the sum of $25,000.00. On the Due Diligence Expiration Date, Purchaser will deposit an additional $75,000.00 as earnest money (said deposits and all interest accruing thereon, being herein referred to collectively as the "Earnest Money"). The Earnest Money shall be held and disbursed by the Escrow Agent pursuant to the escrow agreement in the form of Exhibit F attached hereto, which the parties have executed and delivered simultaneously with the execution and delivery of this Agreement. The Earnest Money shall be invested as provided in said escrow agreement, with all interest accruing thereon being deemed part of the Earnest Money for all purposes hereunder. If the sale hereunder is consummated in accordance with the terms hereof, the Earnest Money shall be paid to Seller and applied to the Purchase Price to be paid by Purchaser at the Closing.

               (b) BALANCE OF PURCHASE PRICE. Subject to adjustment to reflect the prorations provided for in Section 7.9, and in addition to any amounts due and owing Seller in connection with any prepaid expenses or loan reserves received by Purchaser pursuant to Sections 7.9(d) or 7.8 below, Purchaser shall pay the balance of the Purchase Price, less the portion of the principal balance and interest accrued thereon that remain unpaid as of the Closing on the Loan and First Mortgage which are being assumed by Purchaser pursuant to Section 7.7 below, to Seller at Closing, in cash, by cashier's check, or by wire transfer of immediately available funds to such account(s) as Seller may designate to Purchaser in writing.

        3.2 CONDITION OF PROPERTY. Except as otherwise provided in this Agreement, the Property shall be conveyed as is, where is, without any warranty, express or implied, as to its condition or fitness for any particular use.

                                    SECTION 4

                        ASSUMPTION OF CERTAIN LIABILITIES

        4.1 ASSUMPTION OF CERTAIN OF SELLER'S LIABILITIES. At and as of the Closing, Purchaser hereby agrees to assume and perform, on a prospective basis, all of Seller's liabilities and obligations: (i) with respect to any item for which Purchaser receives a credit against the Purchase Price pursuant to the prorations provided for in Section 7.9 below; (ii) under and pursuant to the Leases and the Seller's Contracts and any licenses, permits, guaranties or warranties assigned to Purchaser hereunder to the extent the liabilities or obligations arise or relate to events or periods of time which first occur on or after the Closing Date; (iii) all of Seller's obligations with respect to the Loan and First Mortgage that are assumed by Purchaser pursuant to Section 7.7; and (iv) the Seller's obligations to Miller & Paine, L.L.C. referenced in
Section 7.18 below (collectively, the "Assumed Liabilities"). Purchaser shall pay and perform each such liability and obligation promptly as the same becomes due and not suffer or permit the same to become delinquent or be in default.

        4.2 LIABILITIES RETAINED BY SELLER. Except for the Assumed Liabilities, the Purchaser does not, nor shall it be deemed or construed to have assumed, and expressly hereby disclaims any intent to assume, any other liabilities or obligations of any kind of Seller, including, without limitation, liabilities arising under any of the Leases or the Seller's Contracts or any license, permit, guaranty or warranty assigned to Purchaser hereunder to the extent the same arise and relate to events or periods of time that occurred prior to the Closing Date, all of which liabilities and obligations shall be and remain the sole and exclusive obligation of Seller.


                                   SECTION 5

                                     CLOSING

        5.1 PLACE OF CLOSING. The Closing shall be held on the Closing Date in the offices of the Title Company in Lincoln, Nebraska, or at any other location mutually agreed to by the parties. The parties agree to meet to complete all arrangements for Closing prior to the Closing Date so that all requirements for Closing, with the exception of the delivery of the Purchase Price and the Warranty Deed, are in place by the end of the day prior to the Closing Date and only the funding and delivery of the Warranty Deed need be completed on the Closing Date.

        5.2 CLOSING INSTRUCTIONS TO TITLE COMPANY. The Closing shall be facilitated through an escrow established with the Title Company, using closing escrow instructions consistent with this Agreement and the Title Company's standard practice, or as otherwise mutually agreed between Purchaser and Seller. Notwithstanding the use of an escrow, the Closing shall be completed (with the escrow closed out) on the Closing Date, including the concurrent delivery of all required documents, updated title and the Purchase Price.

                                   SECTION 6

                            PURCHASER'S DUE DILIGENCE

        6.1 SELLER'S DELIVERIES: PURCHASER'S INDEPENDENT REVIEW. Within three
(3) days following the Escrow Agent's receipt of the initial $25,000.00 Earnest Money Deposit, Seller shall deliver to Purchaser: (i) a complete list of all individuals who are employed by Seller and exclusively assigned to perform services in connection with Seller's operation of the Property; (ii) a true and correct statement of their current compensation and benefits; (iii) true and correct copies of all licenses, guaranties, permits and warranties held or maintained by Seller in connection with its operation of the Property; (iv) true and correct copies of the Leases and Seller's Contracts; (v) true and correct copies of all documents relating to Seller's debt, first mortgage and the loan reserves referenced in Sections 7.7 and 7.8 below; (vi) true and correct copies of all financial statements, appraisals, studies, surveys, environmental reports, and structural reports which are owned by Seller and pertain to the Property; (vii) a schedule of all litigation relating to the Property or its operations; and (viii) true and correct copies of any statute or code violations relating to the Property or its operations. In addition, and subject only to the limitations and conditions hereinafter expressly set forth herein, upon the Escrow Agent's receipt of the initial $25,000 Earnest Money Deposit and continuing thereafter until the Closing or termination of this Agreement, whichever occurs first, Seller shall provide Purchaser and its agents or consultants with access to the Property to inspect each and every part thereof to determine its present condition and to conduct such physical and environmental studies (including, but not limited to environmental, asbestos, structural and mechanical studies) as it deems appropriate, and access to all records and correspondence relating to the ownership and management of the Property and the operation of the Property. All of the inspections, investigations, review of documents and other activities of Purchaser conducted pursuant to this Section 6.1 shall be conducted at the expense of Purchaser without contribution from Seller of any kind or amount. Seller shall reasonably cooperate with Purchaser in dealing with Purchaser's agents, representatives and inspectors and in arranging prompt and complete access to the Property. In connection with any entry by Purchaser, or its agents, employees or contractors onto the Property, Purchaser shall give Seller reasonable advance notice of such entry, and shall endeavor to undertake and conduct all such inspections or tests in a manner that is calculated to cause as little disruption to the normal operations of the Property and its tenants as is reasonably possible. Purchaser shall indemnify Seller against and defend and hold Seller harmless from and against any and all claims, demands or causes of action and any and all liability, loss, damages costs or expense (including, without limitation, court costs, expert witness fees and reasonable attorney's fees) to the extent the same arise out of, relate to or are in any way connected with any entry on the Property by Purchaser, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement or the performance of any such inspection, test or inquiry, provided that there shall be no indemnification for any conditions identified as a result of any such inspection, test or inquiry. Further, Purchaser shall repair any material damage which may be caused to the Property or any improvements located thereon as a result of such entry, inspection, testing or inquiries, which obligation shall include, without limitation, replacement of any improvements that cannot be repaired and otherwise restoring the Property to its original condition, ordinary wear and tear excepted.

        6.2 PURCHASER'S RIGHT TO TERMINATE PRIOR TO DUE DILIGENCE EXPIRATION DATE. Purchaser shall have until the Due Diligence Expiration Date in which to conduct its due diligence investigations and analysis of the Property and of all information pertaining to the Property to determine whether the Property is acceptable to Purchaser, in Purchaser's sole and absolute discretion. If, during the Due Diligence Period, Purchaser becomes aware of any condition with respect to the Property that Purchaser determines makes the Property unsuitable for Purchaser's intended use of the Property or makes it impracticable for the Purchaser to obtain financing with respect thereto or otherwise makes the Property undesirable to Purchaser, in Purchaser's sole and absolute discretion, Purchaser may, as its sole and exclusive right and remedy, terminate this Agreement by giving written notice of termination to Seller on or before the Due Diligence Expiration Date. If Purchaser does not give such notice of termination on or before the Due Diligence Expiration Date, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 6.2 and this Agreement shall continue in full force and effect. In the event of such termination, the Earnest Money shall be immediately returned to Purchaser and thereafter, this Agreement shall terminate.

        6.3 TITLE COMMITMENT AND SURVEY. Seller shall obtain and deliver to Purchaser for Purchaser's review, within thirty (30) days of this Agreement, a current commitment for an ALTA owner's policy of title insurance (the "Title Commitment") on the Real Property issued by the Title Company, showing legal title to be vested in Seller in conformity with subsection 8.1(e) below, along with copies of the underlying title documents. Upon execution of this Agreement, Seller will also deliver to Purchaser the most recent survey of the Property in Seller's possession and as soon as is reasonably possible thereafter, and in all events within thirty (30) days following the date of this Agreement, Purchaser may obtain, at its sole cost and expense, a current ALTA "as built" survey of the Property (showing the Improvements on the Property) certified to Purchaser and the Title Company (the "Survey"). Purchaser shall have thirty (30) days after receipt of the Title Commitment and the Survey to examine such information and make any objections thereto, other than conditions which are listed as exceptions in subsection 8.1(e) below, which conditions are expressly excluded herefrom. Said objections shall be made in writing and delivered to Seller on or before the expiration of such thirty (30) day period. If any objections to the Title Commitment or Survey are properly made on or before the expiration of such thirty (30) day period, then the following shall apply: (i) if Purchaser's objection can be cured on or before the Closing Date by the payment of funds to release a mortgage, lien, security interest or other encumbrance on the Property (a "Monetary Objection"), then Seller shall cure such objection at or before time of the scheduled Closing Date; (ii) if Purchaser's objection is not a Monetary Objection (a "Non-Monetary Objection"), then Seller shall notify Purchaser, in writing, within fifteen (15) days after Seller's receipt of Purchaser's written notice describing such Non-Monetary Objection if Seller will attempt to cure such Non-Monetary Objection on or before the scheduled Closing Date. If the Seller notifies the Purchaser that it intends to attempt to cure such Non-Monetary Objection, then the Seller shall immediately undertake and diligently pursue a cure for such Non-Monetary Objections on or before the Closing Date. If the Seller notifies the Purchaser that the Seller will not attempt to effect a cure for such Non-Monetary Objection or if the Seller shall fail to effect a cure for such Non-Monetary Objection on or before the Closing

Date, then in either event, the Purchaser's sole and exclusive rights and remedies with respect to such failure shall be to: (i) waive said objection in writing and proceed with Closing; or (ii) to terminate this Agreement, in which event the Earnest Money shall be immediately returned to Purchaser and thereafter this Agreement shall terminate. At Closing, and as a condition thereto, the Title Commitment shall be updated by the Title Company to the Closing Date thereby obligating the Title Company to issue to Purchaser a title policy consistent with the provisions of the Title Commitment (modified to reflect any objection which may have been cured in accordance with this Section 6.3) and the title policy shall contain such title endorsements as Purchaser shall reasonably request.

                                   SECTION 7

                       ADDITIONAL COVENANTS AND AGREEMENTS

        7.1 TRANSFER OF TITLE TO REAL PROPERTY. Upon and subject to the terms and conditions set forth in this Agreement, Seller shall deliver to Purchaser at Closing a general Warranty Deed in the form which is attached hereto as Exhibit G conveying legal title to and vesting ownership of the Real Property in Purchaser in conformity with subsection 8.1(e) of this Agreement.

        7.2 TRANSFER OF TITLE TO PERSONAL PROPERTY AND THE ADDITIONAL PROPERTY. Upon and subject to the terms and conditions set forth in this Agreement, Seller shall deliver to Purchaser, at the Closing, a Bill of Sale in the form set forth in Exhibit H, conveying legal title to and vesting ownership of the Personal Property in Purchaser in conformity with subsection 8.1(f) of this Agreement, and an Assignment and Assumption in the form set forth in Exhibit I, transferring all of Seller's right, title and interest in and to the Additional Property to Purchaser in conformity with subsection 8.1(f) of this Agreement.

        7.3 DELIVERY OF PHYSICAL POSSESSION. Upon and subject to the terms and conditions set forth in this Agreement, Seller shall deliver physical possession of the Property, including, without limitation, the original copies of the Leases and Seller's Contracts, to Purchaser, upon completion of the Closing, on the Closing Date.

        7.4 OPERATION BY SELLER PRIOR TO THE CLOSING. Between the date of this Agreement and the Closing, or if sooner, the termination of this Agreement, and except as is otherwise required to comply with the express terms of this Agreement, Seller agrees to continue to operate and conduct its business involving the Property in its usual and normal course and in conformity with the following:

               (a) Seller shall continue to operate the Property consistent with its current operations, and in compliance with all applicable laws, permits, licenses and other authorizations.

               (b) Seller shall not create any liens, security interests, easements, mortgages or encumbrances on the Property which will survive Closing without Purchaser's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

               (c) Seller shall not transfer title to any of the Property or offer any of the Property for sale, except for the transfer or sale of equipment, tools and supplies which occur for adequate consideration in connection with replacements and are otherwise undertaken in the normal course of Seller's business.

               (d) Except for leases, contracts or amendments entered into for adequate consideration and in the normal and usual course of business, Seller shall not enter into or amend any leases, contracts or other agreements pertaining to the Property which will survive the Closing without the prior written approval of the Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed.

               (e) Seller shall maintain the Property in its current condition, ordinary wear and tear excepted.

               (f) Seller shall not make any improvements to the Property except for improvements required pursuant to Section 7.6 below, and repairs, replacements or improvements made in the ordinary course of business and costing less than $5,000.00.

               (g) Seller shall maintain all normal and customary insurance coverages relating to the Property.

               (h) Seller will promptly provide Purchaser with copies of any notices received by Seller with respect to statute or code violations affecting the Property, special assessment proceedings, condemnations proceedings, tax reassessment proceedings or zoning proceedings.

               (i) Except to the extent the same occur in the normal course of business and are consistent with prior custom and practice, Seller shall not grant any increase in compensation, bonus, commission or benefits to any individual employed by Seller and assigned to work at the Property without Purchaser's prior written approval, which approval will not be unreasonably withheld, conditioned or delayed.

        7.5 PURCHASER'S FIRST RIGHT OF REFUSAL TO RENT VACANT SPACE. In the event any leasable space shall become available for rent within the building located on the Real Property, Seller agrees to offer the Purchaser the right, for a period of ten (10) business days, to rent said space on commercially reasonable terms, prior to offering said space for rent to the general public.

        7.6 IMPROVEMENTS. Seller shall be responsible, at its sole cost and expense, to make any and all tenant improvements which Seller, as landlord, is required to make to the Property prior to the Closing Date pursuant to any Lease or agreement existing as of the date of this Agreement. Except to the extent required by Section 7.4(e) above, or the foregoing sentence, Seller shall not be obligated to make or pay for any other tenant improvements or capital improvements and will not make any other improvements without Purchaser's prior written consent. Anything herein to the contrary notwithstanding, it is expressly agreed that Purchaser will be solely responsible to pay for any improvements which may be required in connection with any additional space which the Purchaser may rent from Seller pursuant to Section 7.5 above between the date of this Agreement and the Closing.

        7.7 ASSUMPTION OF SELLER'S DEBT AND FIRST MORTGAGE. Upon execution of this Agreement, Purchaser shall immediately undertake and diligently pursue all commercially reasonable efforts that are requisite or necessary to permit Purchaser to assume all of Seller's liabilities and obligations under and pursuant to the Loan and First Mortgage on the Property effective as of the Closing. Seller agrees to execute such consents, approvals and/or requests and otherwise use reasonable efforts to assist Purchaser in the assumption of such Loan and First Mortgage; provided that Seller shall be fully released from any and all liability for or with respect to the Loan and First Mortgage at and as of the completion of the Closing, and provided further that Purchaser shall be solely responsible for and commercially reasonable efforts shall specifically include the payment of any and all fees, costs, charges or expenses which may be required to be paid in connection with Purchaser's assumption of the Loan and First Mortgage, specifically including, without limitation, any and all points, costs, charges, fees or expenses of any name, nature or description, other than legal or accounting fees or expenses incurred by Seller insofar as the same relate to Seller's use of its separate legal counsel or accountants to advise it in connection with said assumption. In the event Purchaser, after the exercise of commercially reasonable efforts, is unable to assume Seller's Loan and first mortgage, Purchaser shall immediately notify Seller of such fact, in writing, and Seller shall thereafter have as its sole remedies the option to waive the assumption and Close or to terminate this Agreement by written notice to Purchaser, in which event the Earnest Money shall be immediately returned to Purchaser and thereafter this Agreement shall terminate.

        7.8 LOAN RESERVES. In addition to the Purchase Price, the Purchaser shall pay to Seller at the Closing by cashier's check or wire transfer in conformity with Section 3.1(b), an amount equal to the aggregate amount of the loan reserve balances that are transferred to Purchaser at Closing. For reference purposes, the loan reserves in question shall mean the reserves as the same exist as of the Closing Date and shall include all reserves , including all required reserves for real estate taxes, insurance, capital expenditures, Nelnet rent abatement, tenant improvements and leasing fees.

        7.9 PRORATIONS. All items of income and expense applicable to the Property shall be paid, prorated or adjusted as of the close of business on the day prior to the Closing Date in the manner hereinafter set forth:

               (a) PROPERTY TAXES AND ASSESSMENTS. Real estate taxes and installments for special assessments levied or assessed against the Property that are payable with respect to years prior to the year of Closing and personal property taxes assessed for the year of Closing and all prior years shall be paid by Seller. Real estate taxes and installments of any special assessments that are payable with respect to the year of Closing shall be prorated as of 12:00 Midnight prior to the date of Closing (the "Proration Time"), on the basis of the most recent tax bill. Subject to the foregoing credit for a pro rata share of real estate taxes and special assessments to be given to Purchaser, Purchaser shall assume and be responsible for all non-delinquent real estate taxes and special assessments as of the Closing Date, including, without limitation, the special assessment for the O Street Skywalk Special Assessment District No. 5. The parties shall use reasonable efforts to compute or estimate the prorations prior to Closing and Seller shall provide before Closing such supporting evidence for the prorations as Purchaser reasonably requests.

               (b) RENTS. All rents, fees and other amounts payable to the owner of the Property with respect to occupancy or use of the Property shall be prorated to the Proration Time.

               (c) UTILITIES. Utility meters for utility services payable by Seller shall be read on or immediately prior to the Closing Date, if possible, and the amounts due as disclosed by such readings shall be paid by Seller or credited against the Purchase Price. Otherwise, all utility charges and billings shall be prorated using the prior month's bill as of the Closing Date and shall be adjusted upon receipt of actual bills for the period in question.

               (d) EXPENSES. Except as otherwise expressly provided herein (concerning taxes and assessments), operating expenses of the Property shall be payable by Seller and Purchaser on an accrual basis in accordance with the parties' respective periods of ownership so that Seller pays all expenses accruing prior to the Closing Date and Purchaser pays all expenses accruing on or after the Closing Date. Each party shall pay all expenses that are their responsibility promptly as the same become due and not suffer or permit the same to become delinquent or be in default. Purchaser shall, in addition to the Purchase Price, reimburse Seller at Closing for any prepaid expenses that are transferred to Purchaser at closing pursuant to this Agreement.

        7.10 DEPOSITS. Any tenant deposits with respect to the Leases shall be transferred to or credited to Purchaser on the Closing Date.

        7.11 CLOSING COSTS. Seller shall pay the following expenses incurred in connection with the transactions described herein: (i) one-half of the costs to obtain the owner's title policy, excluding coverage exceeding the Purchase Price and any extended coverage and endorsements; (ii) one-half of all closing fees charged by the Title Company (including escrow and closing charges); (iii) all state, county and municipal transfer taxes; and (iv) Seller's legal fees and expenses. Purchaser shall pay the following expenses incurred in connection with the transactions described herein: (i) one-half of the costs to obtain the owner's title policy, plus the cost of excess or extended coverage and endorsements, (ii) the cost of the Survey; (iii) one-half of all closing fees charged by the Title Company (including escrow and Closing charges), (iv) the fee for the recording of the deed; and (v) Purchaser's legal fees and expenses.

        7.12 CASUALTY LOSSES. If the Property or any part thereof is damaged by fire or other casualty prior to the Closing Date which would cost in excess of $100,000.00 to repair (as determined by the Purchaser in its reasonable discretion), Purchaser may, as its sole and exclusive right and remedy, terminate this Agreement by written notice to Seller given on or before thirty
(30) days following such casualty. In the event of such notice, the Earnest Money shall be immediately returned to Purchaser, and this Agreement shall terminate. If Purchaser is not entitled to or does not elect to so terminate this Agreement, then the Closing shall take place as herein provided, and Seller shall assign and transfer to Purchaser on the Closing Date, without warranty or recourse, all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty, and Purchaser shall receive a credit against the Purchase Price in an amount equal to Seller's insurance deductible applicable to such casualty.

        7.13 CONDEMNATION. In the event Seller shall become aware of any eminent domain proceedings having been filed or threatened against the Property, Seller shall notify Purchaser of such fact within five (5) business days. If any portion of the Property is taken or threatened to be taken pursuant to any eminent domain proceedings that are threatened or initiated prior to Closing, Purchaser may, as its sole and exclusive right and remedy, terminate this Agreement by written notice to Seller given on or before twenty (20) days after the first to occur of Purchaser's receipt of such notice from Seller, the initiation of such proceedings, or such taking, and in such event, the Earnest Money shall be immediately returned to Purchaser and this Agreement shall terminate. If Purchaser is not entitled to or does not elect to so terminate this Agreement, the Closing shall take place as herein provided without abatement of the Purchase Price, and Seller shall assign and transfer to Purchaser on the Closing Date, without warranty or recourse, all of Seller's right, title and interest in and to all condemnation awards paid or payable to Seller on account of such eminent domain proceedings.

        7.14 EXPENSES. Regardless of whether or not the transaction contemplated herein is consummated, each of the parties hereto shall bear all expenses incurred by it in connection with the preparation and negotiation of this Agreement and in the consummation of the transactions contemplated herein. Any and all compensation, fees, and expenses due agents, representatives, contractees, consultants, or employees of Purchaser in connection with this transaction, specifically including, but not limited to, those connected with the preparation and/or review of this Agreement on its behalf by its respective professional representatives, shall be born solely by Purchaser. All compensation, fees, and expenses due agents, representatives, contractees, consultants, or employees of Seller in connection with this transaction, specifically including, but not limited to, those connected with the preparation and/or review of this Agreement on its behalf by its professional representatives, shall be born by Seller.

        7.15 PUBLIC ANNOUNCEMENT. Except as provided below, the parties agree to keep and maintain all information regarding this Agreement, its existence, its terms and conditions and the negotiations leading up to this Agreement strictly confidential and to not directly or indirectly disclose the same in any form to any other person, firm or entity. Upon completion of the Closing, the parties shall cooperate and consult with each other and mutually agree on the contents and timing of an announcement regarding the fact that the Property has been acquired by the Purchaser, without further disclosure as to the terms or conditions of the Transaction, to the financial community, government agencies, past, present, or future tenants, suppliers and/or to the general public. Notwithstanding the foregoing, each party hereto, upon reasonable advance notice to the other party as to the timing and content thereof, may make any such announcements which it in good faith believes, based on the advice of counsel, to be necessary in connection with any requirement of law or regulation, it being understood and agreed that each party shall provide the other party hereto with copies of any such announcements at least twenty-four (24) hours prior to their release. In addition, no prior notice or approval shall be required, and nothing herein shall be deemed to limit or restrict the parties from disclosures which may be reasonably required to be made to their officers, directors, members, legal counsel, agents or accountants; any taxing authority; or to the United States Securities and Exchange Commission.

        7.16 SELLER'S EMPLOYEES. Prior to and subject to the Closing, Purchaser agrees to offer to hire each of the individuals who are identified in the list of Seller's employees referenced in Section 6.1(i) above as Purchaser's employees following the Closing at salaries that are comparable to those paid to such individuals by Seller.

        7.17 ASSIGNMENT BY SELLER TO EFFECT LIKE-KIND EXCHANGE. This Agreement may be assigned by Seller at any time for purposes of completing a like-kind exchange, and in such event, Purchaser agrees to execute and deliver to Seller all consents, approvals or other documents as may be reasonably requested by Seller to effect such exchange, provided that Seller shall be solely responsible for all costs or expenses associated therewith, and provided further that any such assignment shall not relieve Seller from its obligations to Purchaser hereunder.

        7.18 PERMITTED USE BY MILLER & PAINE LLC. Purchaser agrees to permit Miller & Paine, L.L.C., a Nebraska limited liability company, to continue to have the right to occupy existing Suite 705 and use the storage space located on the balcony of the first floor above Union Bank West until October 31, 2008 without obligation to pay any rent or common area maintenance charges of any kind.

        7.19 OBLIGATION TO INFORM OF CERTAIN CIRCUMSTANCES OR FACTS. In the event either the Seller or the Purchaser shall discover any circumstance or state of facts between the date of this Agreement and the Closing that could reasonably be expected to prevent the Seller from performing any obligations required to be performed by Seller hereunder, or could reasonably be expected to cause any representation or warranty given by Seller to Purchaser hereunder to be or become false or misleading, the party discovering such circumstance or state of facts shall immediately notify the other party of the existence of such circumstance or state of facts. Within fifteen (15) days following the date on which such notice is given or received by Seller, as may be appropriate in the circumstances, the Seller shall notify the Purchaser of whether or not Seller will attempt to effect a cure, such that said circumstance or state of facts will not prevent Seller from performing its obligations hereunder or render any representation or warranty given by Seller to Purchaser hereunder false or misleading. If the Seller notifies the Purchaser that it intends to attempt a cure, then the Seller shall immediately undertake and diligently pursue a cure on or before the Closing Date. If the Seller notifies the Purchaser that the Seller will not attempt to effect a cure, or if the Seller shall fail to effect a cure on or before the Closing Date, then in either event, the Purchaser's sole and exclusive right and remedy with respect to such failure shall be to either:
(i) waive said circumstance or state of facts in writing and proceed with Closing; or (ii) to terminate this Agreement, in which event the Earnest Money shall be immediately returned to Purchaser and thereafter this Agreement shall terminate and be of no further force or effect whatsoever as between the parties hereto.

        7.20 FURTHER ASSURANCES. On and after the Closing Date, and upon request of a party, Purchaser and Seller shall each take all actions and execute, or cause to be executed, acknowledged and delivered, all documents, instruments, or conveyances of any name, nature, or description, whatsoever, to the extent the same may be reasonably necessary or advisable, in the opinion of the requesting party, to carry out the provisions and intent of this Agreement.

                                   SECTION 8

                    REPRESENTATIONS AND WARRANTIES OF SELLER


        8.1 Seller hereby represents and warrants to Purchaser that each of the following representations and warranties are true and correct in all material respects as of the date of this Agreement and will be true and correct in all material respects at and as of the Closing:

               (a) ORGANIZATION, QUALIFICATION AND POWER. Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Nebraska and has full power and authority to conduct its businesses and to own and use the properties and assets owned and used by it.
               (b) AUTHORITY/VALIDITY. Seller has all necessary power and authority to execute, enter into, and deliver this Agreement, and has taken all action necessary (including obtaining all requisite authorization from its members and managers) to perform its obligations hereunder and consummate the transaction contemplated herein. This Agreement has been duly executed and delivered by Seller; is a legal, valid, and binding obligation of Seller; and upon execution and delivery will be enforceable against Seller by Purchaser in accordance with its terms.

               (c) NONCONTRAVENTION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate or result in a conflict with the Articles of Formation or Operating Agreement of Seller; (ii) violate any constitution, statute, regulation, rule, injunction, judgment or other restriction of any government, governmental agency or court to which the Seller is subject; or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any note, deed, security agreement, mortgage agreement, contract, lease, licence, instrument or other arrangement to which the Seller is a party, by which it is bound, or to which the Property is subject, or result in the imposition of a lien or encumbrance upon any of the Property.

               (d) VIOLATIONS OF LAWS. Seller has not received any written notice that the Property is currently in violation of any applicable zoning, building, fire, safety or other similar state or local law, ordinance or regulation, and to Seller's knowledge, the Property, as operated by Seller, is not in violation of any such statute, law, ordinance or regulation.

               (e) TITLE TO REAL PROPERTY. Seller owns the Real Property in fee simple and will convey good and marketable title to the Real Property to Purchaser at Closing free and clear of any liens, restrictions or encumbrances except for: (i) easements, covenants and restrictions of record; (ii) liens and encumbrances of record which relate to any of the Assumed Liabilities or which will be satisfied and released as of the Closing; (iii) defects in title that are not objected to pursuant to Section 6.3 above; (iv) the encroachments referenced in Exhibit J; and (v) all statutes, laws, ordinances, rules and regulations of general applicability pertaining thereto including, without limitation, zoning ordinances and building codes.

               (f) TITLE TO PERSONAL PROPERTY AND ADDITIONAL PROPERTY. Seller will convey good title to the Personal Property and all of Seller's right, title and interest in and to the Additional Property, including without limitation, the Leases and the Seller's Contracts, to Purchaser at Closing, free and clear of all liens, restrictions, rights of third parties or encumbrances except, in the case of the Additional Property, such liens, restrictions, rights or encumbrances that now exist or hereinafter arise pursuant to the express terms of any such Leases, Seller's Contracts, guaranties, warranties, licenses, permits or claims other than any such lien, restriction, right or encumbrance that now exists or arises between the date of this Agreement and the Closing as a result of Seller's breach of any such Lease, Seller's Contract, guaranty, warranty, license or permit.

               (g) LITIGATION. Except as set forth in the attached Schedule 8.1(g), no litigation has been served upon Seller, or to Seller's knowledge is threatened with respect to the Property, and there are no pending, or to Seller's knowledge, threatened, actions, suits or investigations with regard to condemnation, zoning, fire, safety, health, environmental or other conditions relating thereto.

               (h) DOCUMENTS. The copies of the documents delivered or to be delivered to Purchaser pursuant to Section 6.1 are all of the relevant documents in Seller's possession pertaining to the current condition and operation of the Property, and are true, correct and complete in all material respects.

               (i) ENVIRONMENTAL. To Seller's knowledge, the Property is not in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, environmental conditions, or Hazardous Materials, as hereinafter defined, on, under or about the Property, including, without limitation, soil and groundwater conditions. Neither Seller nor, to Seller's knowledge, any third party has used, manufactured, stored or disposed of, on, under or about the Property or transported to or from the Property, any flammable explosives, radioactive materials or wastes, Hazardous Materials or wastes, toxic materials or wastes, PCB's or other similar materials or wastes, except for underground storage tanks (which have not been previously removed), and materials, waste or substances used, stored or disposed of by Seller or its tenants in the usual and normal course of their respective operation, all of which, to Seller's knowledge, have been used, stored and disposed of in accordance with all laws, rules and regulations applicable thereto. There are no proceedings or inquiries by any governmental authority with respect to the presence of such Hazardous Materials on the Property or the mitigation thereof from or to other property pending or threatened . For the purpose of this Agreement, Hazardous Materials shall include but be limited to substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response, Compensation and Recovery Act, 42 U.S.C. ss. 9601 ET SEQ; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 ET SEQ; the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6902 ET SEQ; and in the regulations adopted and publications promulgated pursuant to said laws.

               (j) LEASES AND SELLER'S CONTRACTS. The Leases, Seller's Loan and First Mortgage, and Seller's Contracts provided to the Purchaser pursuant to
Section 6.1 above are all of the Leases and third party contracts maintained by Seller in connection with its operation of the Property. Each of the Leases, Seller's Loan and First Mortgage and Seller's Contracts is current, valid, binding and enforceable in accordance with its terms, and Seller, and to Seller's knowledge, each other person firm or entity who is a party thereto, has paid or performed all liabilities and obligations required to be paid or performed by them thereunder and are not in default thereof. No prepayments have been made of any rental except as disclosed on the Closing Statement and credited to Purchaser.

               (k) POSSESSORY RIGHTS. Except as specifically provided in the Leases or in the Title Commitment, there are no persons, other than Seller, in possession or occupancy of the Property or any part thereof, nor are there any persons who have possessory rights in respect to the Property or any part thereof.

               (l) LICENSES AND PERMITS. The licenses and permits provided to Purchaser pursuant to Section 6.1 are all of the licenses or permits that are maintained by Seller in connection with its operation of the Property, and are to Seller's knowledge current, valid and are in full force and effect.

               (m) UTILITIES. To Seller's knowledge all water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law and by the normal operation of the Property are installed across public property or valid easements to the property lines of the Property, are all connected with valid permits, and are adequate to service the Property as currently operated by Seller and to permit full compliance with all requirements of law.

               (n) CONDITION. To Seller's knowledge, there are no material defects in the Property or the operating systems servicing the Property.

               (p) BROKER'S FEES. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, agent or for any similar payment to any other person, firm, or entity functioning in a like capacity in connection with this Agreement or the transactions contemplated herein, and any such liability or obligation that may arise out of Seller's use of any such broker, finder, agent or other third party shall be and remain the sole and exclusive responsibility of Seller.

        8.2 REMEDIES AND SURVIVAL. If, prior to the Closing Date, Purchaser discovers that any of the representations or warranties set forth above are untrue in any material respect, Purchaser shall advise Seller of the same in writing prior to the Closing Date, and request Seller to cure the same, provided, however, that if Seller shall be unable or unwilling to cure same, then, in that event, the sole and exclusive remedies of Purchaser for such failure will be to: (i) waive such breach in writing and proceed to Closing; or
(ii) terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be immediately returned to Purchaser, the Agreement shall terminate, and thereafter this Agreement will be of no further force or effect whatsoever as between the parties hereto. The representations and warranties of Seller set forth in this Agreement shall survive the Closing for a period of eighteen (18) months, except for the representations and warranties regarding Organization, Authority, Title and Brokers in subsections 8.1(a), 8.1(b), 8.1(e), 8.1(f) and 8.1(o), each of which shall survive Closing and delivery of the deed and be and remain enforceable as between the parties for the statute of limitations periods applicable thereto.

        8.3 SELLER'S KNOWLEDGE. As used in this Section 8, the term "Seller's knowledge" shall mean facts or circumstances which are actually known to any of Seller's members, managers or officers after reasonable inquiry of its employees that could reasonably be expected to cause any of the warranties or representations set forth in this Section 8 to be untrue or misleading in any material respect.

        8.4 Limitations on Seller's Representations and Warranties. PURCHASER HEREBY EXPRESSLY ACKNOWLEDGES THAT BETWEEN THE DATE OF THIS AGREEMENT AND THE DUE DILIGENCE EXPIRATION DATE, PURCHASER WILL HAVE HAD AN ADEQUATE OPPORTUNITY TO MAKE ALL SUCH INSPECTIONS OF THE PROPERTY THAT PURCHASER HAS DETERMINED TO BE NECESSARY, IN ITS SOLE OPINION, IN ORDER TO SATISFY PURCHASER AS TO THE NATURE, QUALITY, CONDITION, SUFFICIENCY AND FITNESS OF THE PROPERTY. ACCORDINGLY, PURCHASER EXPRESSLY AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER THAT ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OTHER INSTRUMENT OR DOCUMENT WHICH IS REQUIRED TO BE DELIVERED TO PURCHASER BY SELLER IN CONNECTION HEREWITH, SELLER HAS NOT MADE AND HEREBY EXPRESSLY DISCLAIMS, AND PURCHASER IS NOT RELYING UPON, ANY OTHER REPRESENTATIONS OR WARRANTIES OF ANY NAME, NATURE OR DESCRIPTION WHATSOEVER, WHETHER EXPRESS OR IMPLIED, REGARDING THE PROPERTY OR ANY OTHER ASPECT OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, SPECIFICALLY INCLUDING, WITHOUT LIMITATION, AND REPRESENTATIONS OR WARRANTIES REGARDING THE NATURE, QUALITY, CONDITION, SUFFICIENCY, FUTURE PROSPECTS OR SUITABILITY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR USE.

                                   SECTION 9

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        9.1 Purchaser hereby represents and warrants to Seller that each of the following representations and warranties are true and correct in all material respects as of the date of this Agreement and will be true and correct in all material respects at and as of the Closing:

               (a) ORGANIZATION, QUALIFICATION AND POWER. Purchaser is a corporation company duly organized, validly existing, and in good standing under the laws of the State of Nebraska and has full power and authority to conduct its businesses and to own and use the properties and assets owned and used by it.

               (b) AUTHORITY/VALIDITY. Purchaser has all necessary power and authority to execute, enter into, and deliver this Agreement, and has taken all action necessary (including obtaining all requisite authorization from its shareholders and board of directors) to perform its obligations hereunder and consummate the transaction contemplated herein. This Agreement has been duly executed and delivered by Purchaser; is a legal, valid, and binding obligation of Purchaser; and upon execution and delivery will be enforceable against Purchaser by Seller in accordance with its terms.

               (c) NONCONTRAVENTION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate or result in a conflict with the Articles of Incorporation or Bylaws of Purchaser; (ii) violate any constitution, statute, regulation, rule, injunction, judgment or other restriction of any government, governmental agency or court to which the Purchaser is subject; or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any note, deed, security agreement, mortgage agreement, contract, lease, licence, instrument or other arrangement to which the Purchaser is a party, by which it is bound.

               (d) NO KNOWLEDGE OF POTENTIAL BREACH. To Purchaser's knowledge, there exists no circumstance or state of fact that has not been disclosed to Seller which could reasonably be expected to prevent Seller from performing any obligation or undertaking required to be observed or performed by Seller hereunder, or cause any of the representations or warranties given to Seller by Purchaser in this Agreement to be or become, at any time in the future, false or misleading in any material respect.

               (e) CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein conflict with or result in the material breach of any terms, conditions or provisions of or constitute a default under, any bond, note, or other evidence of indebtedness or any agreement or court order to which Purchaser is a party or by which Purchaser is bound.

               (f) BROKER'S FEES. Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, agent or for any similar payment to any other person, firm, or entity functioning in a like capacity in connection with this Agreement or the transactions contemplated herein, and any such liability or obligation that may arise out of Purchaser's use of any such broker, finder, agent or other person, firm or entity shall be and remain Purchaser's sole and exclusive responsibility.

        9.2 SURVIVAL. The representations and warranties of the Purchaser shall survive Closing and delivery of the deed and be and remain enforceable as between the parties for the statute of limitations periods applicable thereto.

        9.3 PURCHASER'S KNOWLEDGE. As used in this Section 9, the term "Purchaser's knowledge" shall mean facts or circumstances which are actually known to any of Purchaser's officers or directors after reasonable inquiry of its employees that could reasonably be expected to cause any of the warranties or representations set forth in this Section 9 to be untrue or misleading in any material respect.

                                   SECTION 10

                              DELIVERIES AT CLOSING

        10.1 SELLER'S DELIVERIES. At Closing, Seller shall cause the following to be delivered to Purchaser, in each case, duly executed and otherwise in a form which is acceptable to Purchaser in its reasonable opinion:

               (a) CERTIFIED RESOLUTIONS. A certified copy of the resolutions of the governing board of Seller authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and therein.

               (b) WARRANTY DEED. A general Warranty Deed, in the form set forth in Exhibit G, conveying the Real Estate to Purchaser in conformity with this Agreement.

               (c) BILL OF SALE. A Bill of Sale in the form set forth in Exhibit H conveying the Personal Property to Purchaser in conformity with this Agreement.

               (d) ASSIGNMENT AND ASSUMPTION. An Assignment and Assumption in the form set forth in Exhibit I assigning the Additional Property to Purchaser in conformity with this Agreement.

               (e) LIEN RELEASES. Purchaser shall have completed any and all UCC searches it may deem to be necessary or appropriate in connection with this Agreement and the transactions contemplated herein and Seller shall have provided Purchaser with such fully executed UCC-3 Termination Statements and such other terminations and/or releases as are necessary in the opinion of Purchaser and its counsel, in their sole discretion, to terminate or release all liens, claims, security interests, charges or encumbrances affecting the Property reflected therein.

               (f) ESTOPPEL CERTIFICATE. An estoppel certificate in the form attached hereto as Exhibit K executed by each of the Seller's tenants who is a party to a Lease.

               (g) SELLER'S LIEN AFFIDAVIT. A standard lien affidavit of Seller in such form as may reasonably be requested by the Title Company in its reasonable discretion in order to issue the Final Policy of Title Insurance to Purchaser.

               (h) OTHER DOCUMENTS. All other documents, instruments or writings required to be delivered to Purchaser by Seller at or prior to the Closing pursuant to this Agreement.

        10.2 PURCHASER'S DELIVERIES. At Closing, Purchaser shall cause the following to be delivered to Seller, in each case duly executed and otherwise in a form which is acceptable to Seller in its reasonable opinion:

               (a) CERTIFIED RESOLUTIONS. A certified copy of the resolutions of the governing board of Purchaser authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and therein.

               (b) ASSIGNMENT AND ASSUMPTION. An Assignment and Assumption in the form set forth in Exhibit I assigning the Additional Property to Purchaser in conformity with this Agreement.

               (c) OTHER DOCUMENTS. All other documents, instruments or writings required to be delivered to Seller by Purchaser at or prior to the Closing pursuant to this Agreement.

                                   SECTION 11

                         CONDITIONS PRECEDENT TO CLOSING

        11.1 CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. The obligation of Seller to close the transaction contemplated by this Agreement is subject to the fulfillment of each of the following conditions precedent on or prior to the Closing Date, any one or more of which can be waived by Seller, in writing, in its sole discretion:

               (a) DOCUMENTS. The documents required to be delivered to Seller pursuant to Section 10.2 or otherwise under the terms of this Agreement shall have been delivered.

               (b) REPRESENTATIONS AND WARRANTIES. All representations and warranties of Purchaser contained in this Agreement or any other document, instrument or agreement provided to Seller by Purchaser in connection herewith shall be true, correct and complete in all material respects at and as of the Closing Date.

               (c) PURCHASER'S OBLIGATIONS. Purchaser shall have observed and performed all agreements, obligations, covenants and acts required by this Agreement to be observed or performed by Purchaser at or prior to the Closing.

               (d) AGREEMENT NOT TERMINATED. The Agreement shall not have been terminated by either party pursuant to Sections 6.2, 6.3, 7.7, 7.12, 7.13, 7.19,
8.2 or 12.1 hereof.

               (e) ASSUMPTION OF LOAN AND FIRST MORTGAGE/RELEASE OF SELLER. Subject only to completion of the Closing, Purchaser shall have completed the assumption of Seller's Loan and First Mortgage pursuant to Section 7.7 above, and Seller shall have been fully and unconditionally released and discharged, in such form as is acceptable to Seller, in its reasonable discretion, from any and all liabilities or obligations of any kind under or with respect to its said Loan and First Mortgage.

               (f) PAYMENT. Purchaser shall have tendered payment of all amounts due and owing to Seller pursuant to the terms of this Agreement in conformity herewith, including without limitation, the Purchase Price as provided in
Section 2.1 and, if applicable, the amount equal to Seller's Loan Reserves, as provided in subsection 7.8 and Seller's prepaid expenses as provided in Section 7.9(d).

        11.2 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE. The obligation of Purchaser to close the transaction contemplated by this Agreement is subject to the fulfillment of each of the following conditions precedent on or prior to the Closing Date, any one or more of which can be waived by Purchaser, in writing, in its sole discretion:

               (a) DOCUMENTS. The documents required to be delivered to Purchaser pursuant to Section 10.1 or otherwise under the terms of this Agreement shall have been delivered.

               (b) REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller contained in this Agreement or any other document, instrument or agreement provided to Purchaser by Seller in connection herewith shall be true, correct and complete in all material respects at and as of the Closing Date.

               (c) DELIVERY OF THIRD PARTY CONSENTS. Seller shall have delivered to Purchaser all third party consents required to permit the assignment of the Leases and the Seller's Contracts to Purchaser at Closing.

               (d) SELLER'S OBLIGATIONS. Seller shall have observed or performed all agreements, obligations, covenants and acts required by this Agreement to be observed or performed by Seller at or prior to the Closing.

               (e) ASSUMPTION OF LOAN AND FIRST MORTGAGE/RELEASE OF SELLER. Subject only to completion of the Closing, Purchaser shall have completed the assumption of Seller's Loan and First Mortgage pursuant to Section 7.7 above.

               (f) AGREEMENT NOT TERMINATED. The Agreement shall not have been terminated by either party pursuant to Sections 6.2, 6.3, 7.7, 7.12, 7.13, 7.19,
8.2 or 12.1 hereof.


                                   SECTION 12

                              DEFAULTS AND REMEDIES


        12.1 PURCHASER DEFAULTS. In the event that Purchaser, on or prior to the Closing Date, shall default in the performance of its obligations under this Agreement, and provided Seller is not itself then in default hereunder, then Seller may, at its option: (i) terminate this Agreement by notifying Purchaser thereof, in writing, and receive and retain the Earnest Money as liquidated damages, in which event Purchaser shall not be liable to Seller for any other damages, including without limitation, direct, punitive, speculative or consequential damages; or (ii) pursue all remedies available to it hereunder or otherwise, at law or in equity, including without limitation the right to seek specific performance of Purchaser's obligations hereunder. In the event Seller elects to terminate this Agreement and retain the Earnest Money as liquidated damages, the Earnest Money shall be immediately paid to Seller by the Title Company, and Purchaser agrees to take all such actions and execute and deliver all such documents necessary or appropriate to effect such payment.

        12.2 SELLER DEFAULTS. In the event that Seller, on or prior to the Closing Date, shall default in the performance of its obligations hereunder, and provided Purchaser is not itself then in default hereunder, Purchaser may, except as is otherwise expressly limited herein, pursue all remedies available to it hereunder or otherwise at law or in equity, including without limitation, the right to seek specific performance of Seller's obligations hereunder.

        12.3   INDEMNIFICATION.
               (a) Seller (referred to in such capacity as the "Indemnitor") hereby agrees to indemnify and hold Purchaser (referred to in such capacity as the "Indemnitee") harmless from and against any and all Liabilities, as hereinafter defined, to third parties which arise out of, are proximately caused by: (i) the ownership or operation of the Property by Seller at any time prior to the Closing, (ii) any liabilities or obligations arising under any of the Leases, the Seller's Contracts, the licenses or permits to the extent the same first arise and relate to periods of time occurring before the Closing Date;
(iii) the failure of Seller to pay or preform any liability or obligation retained by Seller promptly as the same become due; or (iv) any breach by Seller of any representation, warranty, covenant, agreement or obligation of Seller in this Agreement or in any other agreement, certificate, undertaking or document executed, issued or delivered to Purchaser by Seller in connection herewith.

               (b) Purchaser (referred to in such capacity as the "Indemnitor"), hereby agrees to indemnify and hold Seller (referred to in such capacity as the "Indemnitee") harmless from and against any and all Liabilities, as hereinafter defined, to third parties which arise out of or are proximately caused by: (i) the ownership or operation of the Property by Purchaser after the Closing Date;
(ii) any liability or obligation arising under the Leases or the Seller's Contracts to the extent the same first arise and relate to events or periods of time which occur after the Closing Date; (iii) the failure of Purchaser to pay or perform any of the Assumed Liabilities promptly as the same become due; or
(iv) any breach by Purchaser of any representation, warranty, covenant, agreement or obligation of Purchaser in this Agreement or in any related agreement, certificate, undertaking or document executed, issued or delivered to Seller by Purchaser in connection herewith.

               (c) As used in this Section 12.3, "Liabilities" shall include all damages, deficiencies, obligations, assessments, judgments, fines, penalties, costs, expenses (including response costs, remediation expense, consultant fees, reasonable attorneys' fees, expert witness fees or court costs) and all other losses or expenses arising out of or in any way connected with any claim, action, suit, proceeding, investigation or inquiry against the Indemnitee, or with respect to the Property, whether or not successfully prosecuted.

               (d) Any Indemnitee shall give notice to the Indemnitor within 30 days of the assertion or institution of any claim, action, suit or proceeding if the Indemnitee intends to seek indemnification hereunder. Indemnitor shall thereafter have the right to participate, at its sole cost and expense, in the defense, settlement or other resolution thereof, including the right to retain counsel at its own expense to defend, or cooperate in the defense of, any such matter, and the right to consent to any settlement or compromise thereof, provided that such consent shall not be unreasonably withheld. Notwithstanding the foregoing, in the event that Indemnitee determines that there is a reasonable probability that an indemnified claim or proceeding may materially and adversely affect it, other than as a result of money payments required to be reimbursed by Indemnitor pursuant to this Section 12.3, Indemnitee shall have the right to prosecute the defense, and compromise or settlement of such claim or proceeding. In any event, Indemnitor, Indemnitee, and their respective counsel shall cooperate in the defense against, and settlement and compromise of, any such indemnified claim or proceeding. Indemnitor shall pay to Indemnitee any amount owing under this Section 12.3 within thirty (30) days after (i) the completion of any investigation or inquiry, the settlement or compromise of any claim, or suit or (ii) the entry of a final nonappealable order by a court or other body having jurisdiction over the matter.

        12.4 REFUND OF EARNEST MONEY. In the event Purchaser is entitled to a refund of the Earnest Money pursuant to the express terms of this Agreement, the Earnest Money shall be immediately paid to Purchaser by the Title Company, and Seller agrees to promptly take all such actions and execute and deliver all such documents as may be necessary or appropriate in the reasonable opinion of the Purchaser or the Escrow Agent to effect such payment.

        12.5 ATTORNEYS' FEES AND COSTS. In the event legal action is instituted to interpret or enforce the provisions of this Agreement, the prevailing party shall, to the extent permitted by law, be entitled to recover from the other party the prevailing party's reasonable costs and reasonable attorney's fees, including, without limitation, all reasonable costs and fees that are incurred in any trial, on any appeal and/or in any bankruptcy proceeding.


                                   SECTION 13

                                     NOTICE

        All notices, demands and communications (a "Notice") under this Agreement shall be delivered or sent by: (a) personal messenger delivery, (b) registered or certified mail, postage prepaid, return receipt requested or (c) nationally recognized overnight carrier, addressed to the address of the intended recipient set forth below or to such other address as either party may designate by notice pursuant to this Section. Notices shall be deemed given on the date of such personal messenger delivery, one business day after delivery to the overnight carrier or three business days after being mailed as provided in clause (b) above.

        Notices to Seller:   MAD DOG GUEST RANCH LLC
                             c/o Thomas C. Smith
                             1225 L Street, Suite 400
                             Lincoln, NE 68508

        With a copy to:      L. Bruce Wright
                             Cline, Williams, Wright, Johnson & Oldfather, LLP
                             1900 US Bank Building
                             233 South 13th Street
                             Lincoln, NE 68508

        Notices to Purchaser:Nelnet, Inc.
                             c/o Terry J. Heimes
                             121 South 13th Street, Suite 201
                             Lincoln, NE 68508

        With a copy to:      Daniel F. Kaplan
                             Perry, Guthery, Haase & Gessford, P.C., L.L.O.
                             233 South 13th Street, Suite 1400
                             Lincoln, NE 68508


                                   SECTION 14

                                  MISCELLANEOUS

        14.1 ASSIGNMENT. Purchaser may assign this Agreement, prior to the Closing, to a corporation, limited liability company, limited partnership or other entity, seventy-five percent (75%) or more of which is owned by Purchaser provided, however, that such assignment shall not constitute a novation or otherwise release Purchaser from its obligations to Seller hereunder, and in such event, Purchaser shall nevertheless be and remain liable for the full and faithful payment and performance of each liability and obligation required to be paid, observed or performed by Purchaser hereunder. Except as provided in the foregoing sentence and in Section 7.17 above, neither this Agreement nor any of the rights or obligations hereunder may be assigned by Purchaser or Seller without the prior written consent of the other party.

        14.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall be for the sole benefit of the parties hereto, their permitted assignees, and their respective heirs, successors, permitted assigns, and legal representatives and is not intended, nor shall it be construed, to give any person, other than the parties hereto, their permitted assignees, and their respective heirs, successors, permitted assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

        14.3 CHOICE OF LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nebraska. Any legal action or proceeding with respect to this Agreement or any document related hereto shall be brought only in the district courts of Nebraska, or the United States District Court for the District of Nebraska, and in connection with any suit initiated by Purchaser, the parties, by execution and delivery of this Agreement, hereby accept for themselves with respect to their property, generally and unconditionally, the jurisdiction of the aforesaid courts and do hereby irrevocably waive any objection, including, without limitation, any FORUM NON CONVENIENS, which any of them may now or hereafter have to the bringing of such action or proceeding in such jurisdictions.

        14.4 INCORPORATION BY REFERENCE. Each of the recitals set forth at the beginning of this Agreement, and each exhibit, schedule or document which is referred to herein and which is attached hereto shall be deemed to be incorporated herein and made a part hereof by such reference to the same extent and with the same effect as if the same were set forth herein in their entirety.

        14.5 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes and replaces all prior contracts, agreements, understandings, negotiations and discussions, whether oral or written, of the parties in regard thereto.
        14.6 Modification or Amendment. No supplement, modification or amendment of this Agreement shall be binding unless the same is reduced to writing and is signed by all of the parties hereto.

        14.7 WAIVER. No waiver of any of the provisions of this Agreement or any breach of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision or breach hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing.

        14.8 INVALIDITY. It is the intention of the parties that this Agreement and each provision hereof shall constitute a binding and legally enforceable agreement. If any provision of this Agreement, or any covenant, obligation or agreement contained herein is determined by a court of competent jurisdiction to be invalid or unenforceable, then, unless such determination shall have the effect of depriving either Purchaser or Seller of any material benefit of its bargain, such determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or unenforceable portion were not contained therein and each such valid and enforceable provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

        14.9 INTERPRETATIONS. Any uncertainty or ambiguity existing herein shall not be interpreted against either party because such party prepared any portion of this Agreement, but shall be interpreted according to the application of rules of interpretation of contracts generally. The headings and table of contents (if any) used in this Agreement are inserted for convenience and reference only and are not intended to be an integral part of or to affect the meaning or interpretation of this Agreement.

        14.10 TIME IS OF THE ESSENCE, COMPUTATION OF TIME. Time is of the essence with respect to every covenant, condition to be satisfied, and action to be taken hereunder, and the parties shall proceed accordingly with respect to every action necessary, proper or advisable to make effective the transactions contemplated by this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon any day which is not a business day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding business day.

        14.11 EXCULPATION OF RELATED PARTIES. Anything herein to the contrary notwithstanding or in any of the documents executed pursuant to this Agreement (the Agreement and said documents being hereinafter collectively referred to as the "Sale Documents"), or provided under or required by law, the Sale Documents shall not bind or impose any liability on any officers, directors, shareholders, partners, members, managers, advisors, employees or other agents or affiliates of Seller or Purchaser, but shall only be binding on Seller and Purchaser and their respective assets.

        14.12 SURVIVAL. Except as is otherwise expressly provided herein, all terms, covenants, conditions and agreements set forth in this Agreement, including, without limitation, the indemnity provisions set forth in Section
12.3 which by their terms contemplate or require performance which is to extend beyond or occur after the Termination or Closing of this Agreement shall survive termination of this Agreement and shall be and remain in full force and effect and be enforceable as between the parties hereto in accordance with their terms.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

                                     SELLER:

                                            MAD DOG GUEST RANCH LLC



                                            By: /s/ THOMAS C. SMITH
                                                 ---------------------
                                                    Operating Manager

                                   PURCHASER:
                                   NELNET, INC.



                                            By: /s/ TERRY J. HEIMES
                                                ----------------------
                                                    Chief Financial Officer

STATE OF NEBRASKA                )
                                 ) ss.
COUNTY OF LANCASTER              )

        The foregoing instrument was acknowledged before me this 16 day of May 2006, by Thomas C. Smith, Operating Manager of Mad Dog Guest Ranch LLC.



                                               /s/ BRUCE WRIGHT
                                               -------------------------
                                               Notary Public

STATE OF NEBRASKA                )
                                 ) ss.
COUNTY OF LANCASTER              )

        The foregoing instrument was acknowledged before me this 25th day of May 2006, by Terry J. Heimes, Chief Financial Officer of Nelnet, Inc.



                                               /s/ DANIEL F. KAPLAN
                                                --------------------
                                               Notary Public

List of Exhibits

A       Legal Description of Property
B       Leases
C       Personal Property
D       Excluded Personal Property
E       Seller's Contracts
F       Escrow Agreement
G       Warranty Deed
H       Bill of Sale
I       Assignment and Assumption
J       Excluded Encroachments
K       Estoppel Certificate

Schedules

8.1     Pending Litigation